UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 26, 2021
Date of Report (Date of earliest event reported)

ANSYS, Inc.
(Exact name of registrant as specified in its charter)

Delaware			0-20853	04-3219960
(State or other jurisdiction of incorporation)			(Commission File Number)	(I.R.S. Employer Identification No.)
2600 ANSYS Drive,	Canonsburg,	PA		15317
(Address of Principal Executive Offices)				(Zip Code)

844-462-6797
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value per share	ANSS	Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 26, 2021, the Board of Directors (the “Board”) of ANSYS, Inc. (the “Company”) voted to increase the size of the Board from eight to nine directors and to increase the size of Class II from two to three directors, effective on such date. On October 26, 2021, the Board elected Anil Chakravarthy to the Board to fill the resulting vacancy, effective on such date. Mr. Chakravarthy will serve as a Class II director for the term expiring on the date of the Company’s 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”). The Board anticipates appointing Mr. Chakravarthy to serve on one or more committees of the Board, but at the time of the filing of this Form 8-K, the Board had not determined the committee(s) to which he will be appointed. The Company will provide this information by filing an amendment to this Form 8-K after such information is determined or becomes available.
Mr. Chakravarthy will participate in the Company’s non-employee director compensation program, which is described on pages 22-23 of the Company’s proxy statement for its 2021 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 31, 2021. In connection with his appointment to the Board, on October 26, 2021 (the “Grant Date”), Mr. Chakravarthy received a pro-rated annual cash retainer in the amount of $21,918 and a pro-rated grant of restricted stock units (“RSUs”) with a value of $164,384 for his Board service until the 2022 Annual Meeting. The RSUs granted to Mr. Chakravarthy will vest upon the earlier of one year after grant or the next annual meeting of stockholders, subject to accelerated or prorated vesting under certain circumstances such as death or disability or change in control of the Company. In addition, the Company will enter into its standard Non-Employee Director Indemnification Agreement and Confidentiality Agreement with Mr. Chakravarthy.
There are no arrangements or understandings between Mr. Chakravarthy and any other persons pursuant to which he was selected as director of the Company. Mr. Chakravarthy does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.
A copy of the press release announcing the appointment of Mr. Chakravarthy to the Board is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 99.1	Press release dated October 26, 2021

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANSYS, Inc.

Date:	October 26, 2021	By:	/s/ Janet Lee
		Name:	Janet Lee
		Title:	Vice President, General Counsel and Secretary